EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Dolphin Entertainment Inc.

Coral Gables, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-222847) and Form S-8 (No. 333-219770) of Dolphin Entertainment, Inc. of our report dated April 6, 2018, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO, USA LLP

Miami, Florida

April 6, 2018	Certified Public Accountants